UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 12, 2004

MARKWEST ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-31239	27-0005456
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

155 Inverness Drive West, Suite 200, Englewood, CO 80112-5000

(Address of principal executive offices)

Registrant’s telephone number, including area code: 303-290-8700

ITEM 4.          CHANGES IN REGISTRANT’S INDEPENDENT ACCOUNTANTS

(b)           New Principal Independent Accountants and Auditors

On April 12, 2004, the Audit Committee of the Board of Directors of MarkWest Energy GP, L.L.C., the General Partner of the Registrant, engaged KPMG LLP as the Registrant’s independent accountants for the fiscal year ending December 31, 2004.  The General Partner of the Registrant has not consulted with KPMG LLP during its two most recent fiscal years or during any subsequent interim period prior to its appointment as auditor regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant’s consolidated financial statements, or any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or reportable event (within the meaning of Item 304(a)(1)(v) of Regulation S-K).

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARKWEST ENERGY PARTNERS, L.P.
(Registrant)

By: MarkWest Energy GP, L.L.C. Its General Partner

Date: April 16, 2004	By:	/s/ Ted S. Smith
Ted S. Smith,
Chief Accounting Officer